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                                                                     EXHIBIT 5.3


              CONSENT OF LEGER ROBIC RICHARD, A GENERAL PARTNERSHIP

         As Canadian counsel to Axcan Pharma Inc. in connection with the filing of this Registration Statement, we hereby consent to the reference to us under the caption "Legal Matters" in the prospectus that forms a part of this Registration Statement.

         In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                     /s/ Leger Robic Richard
                                     ------------------------------------------
                                     LEGER ROBIC RICHARD, a general partnership

April 2, 2003
Montreal, Quebec